Item 77Q(1)(e)
StoneCastle Financial Corp.
The following document is included in the Registrant's Amendment No. 2 filed with the SEC on September 16, 2013, (SEC Accession No. 0001193125-13-366978) and is incorporated by reference herein:
Management Agreement Between StoneCastle Financial Corp. and StoneCastle Asset Management LLC, as filed on September 16, 2013.